UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 6, 2007
Critical Therapeutics, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-50767 (Commission File Number)	04-3523569 (IRS Employer Identification No.)

60 Westview Street, Lexington, Massachusetts (Address of Principal Executive Offices)	02421 (Zip Code)
Registrant’s telephone number, including area code: (781) 402-5700
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On October 11, 2007, the Board of Directors (the “Board”) of Critical Therapeutics, Inc. (the “Company”) appointed Christopher Mirabelli, Ph.D., an existing director of the Company, to serve on the Board’s Audit Committee and fill the vacancy resulting from the resignation of Robert H. Zeiger from the Board on October 5, 2007. As a result of Mr. Zeiger’s resignation and prior to Dr. Mirabellis’s appointment to the Audit Committee, the Company notified the NASDAQ Stock Market on October 6, 2007 that the Company was relying on the cure period under NASDAQ Rule 4350(d)(4)(B) to fill the vacancy on the Audit Committee and regain compliance with NASDAQ Rule 4350(d)(2)(A) requiring issuers to have an audit committee of at least three members. As a result of Dr. Mirabelli’s appointment to the Audit Committee, the Company is now in compliance with NASDAQ Rule 4350(d)(2)(A). As of October 11, 2007, the members of the Audit Committee are Richard Dugan (chair), Jean George and Dr. Mirabelli.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 12, 2007	CRITICAL THERAPEUTICS, INC.
	By:	/s/ Frank E. Thomas
Frank E. Thomas
President and Chief Executive Officer